Exhibit 15.1

May 12, 2017

To

Petróleo Brasileiro S.A. – Petrobras

Avenida República do Chile 65

Rio de Janeiro – RJ

Petrobras Global Finance B.V. – PGF

Weena 762, 3014 DA

Rotterdam, The Netherlands

Re: Registration Statements No. 333-206660 and 333-206660-01, dated August 28, 2015

With respect to the subject registration statements, we acknowledge our awareness of the use and incorporation by reference therein of our report dated May 11, 2017 related to our review of interim financial information of Petróleo Brasileiro S.A. – Petrobras, for the three month periods ended March 31, 2017 and 2016, included in Petrobras report on Form 6-K of even date herewith.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/

KPMG Auditores Independentes

Rio de Janeiro, Brazil